UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

Commodore Applied Technologies, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	001-11871	11-3312952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

517 Knight Street, Suite B, Richland, Washington	99352
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (509) 943-2565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Our Board of Directors has  unanimously approved the voluntary termination of the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  In accordance with the resolutions adopted by the Board of Directors, we are in the process of filing a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission (“SEC”) to effect the termination of registration of our common stock.   Upon the filing of the Form 15, our obligations to file certain periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, were immediately suspended.   We anticipate the deregistration of our common stock will become effective 90 days after filing Form 15 with the SEC.  Upon the effectiveness of this deregistration, we will no longer be a public reporting company and our common stock will cease trading on the OTC Bulletin Board.  However, we will apply to have our common stock quoted on the “transparent” level of the Pink Sheets and anticipate that trading will continue in our common stock on the Pink Sheets under the same symbol of CXIA.

A copy of our press release dated June 19, 2009, regarding the termination of registration is included as an exhibit to this report.

Item 9.01 - Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.

Description

99.1

Press release dated June 19, 2009, issued by Commodore Applied Technologies, Inc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2009

Commodore Applied Technologies, Inc.;

By:

/s/Shelby T.Brewer__

Shelby T. Brewer,

Chief Executive Officer